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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-87693 of AirNet Communications Corporation on Form S-1 of our report dated September 22, 1999, (October 27, 1999 as to the last paragraph of Note 11 and November 11, 1999 as to Note 12) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Certified Public Accountants
Orlando, Florida

November 11, 1999